EXHIBIT 99.1

Media Contact:	Investor Contact:
David Schull or Wendy Lau Russo Partners 212-845-4271 david.schull@russopartnersllc.com wendy.lau@russopartnersllc.com	Andreas Marathovouniotis Russo Partners 212-845-4253 andreas.marathis@russopartnersllc.com
Alfacell Updates Status of ONCONASE® Phase III Clinical Program
SOMERSET, N.J., Sept. 12, 2007 — Alfacell Corporation (NASDAQ: ACEL) today announced it has confirmed that 290 evaluable events (patient deaths) have occurred in the Phase IIIb clinical trial of its lead compound, ONCONASE, for the treatment of patients with unresectable malignant mesothelioma. The number of evaluable events was confirmed after the company learned that total events in the study had reached 316. In accordance with the statistical plan for the study, the company must wait until 316 evaluable events have occurred to conduct the formal statistical analysis required to complete the ONCONASE New Drug Application (NDA). Enrollment in the ONCONASE Phase IIIb clinical trial is scheduled to close on Sept. 30, 2007. To date, a total of 425 patients have been enrolled in the trial.
To be considered evaluable, patients must meet all of the eligibility requirements for the study and receive at least one dose of study drug. Alfacell projects that 316 evaluable events will occur before the end of 2007. Upon reaching this milestone, the company expects to proceed using the following schedule to provide updates regarding the potential completion of the final sections of its ONCONASE rolling NDA submission:
•	Report occurrence of 316 evaluable events via news release within 72 hours of confirmation by Alfacell

•	If data are positive, submit final clinical section of rolling NDA within four months of reporting 316 evaluable events and announce submission via news release
Alfacell estimates that it has sufficient cash resources available to continue to fund the completion of the ONCONASE Phase III program and the rolling NDA submission.
In addition, the company also plans to initiate quarterly conference calls with investors and analysts to discuss financial performance and to provide corporate updates, beginning with a call currently anticipated to be conducted in early October to discuss the company’s fiscal 2007 performance.
About ONCONASE®
ONCONASE is a first-in-class product candidate based on Alfacell’s proprietary ribonuclease (RNase) technology. A natural protein isolated from the leopard frog, ONCONASE has been shown in the laboratory and clinic to target cancer cells while sparing normal cells. ONCONASE triggers apoptosis, the natural death of cells, via multiple molecular mechanisms of action.

About Alfacell Corporation
Alfacell Corporation is the first company to advance a biopharmaceutical product candidate that works in a manner similar to RNA interference (RNAi) through late-stage clinical trials. The product candidate, ONCONASE, is an RNase that overcomes the challenges of targeting RNA for therapeutic purposes while enabling the development of a new class of targeted therapies for cancer and other life-threatening diseases. In addition to an ongoing Phase IIIb study in malignant mesothelioma, Alfacell is conducting a Phase I/II trial of ONCONASE in non-small cell lung cancer (NSCLC) and other solid tumors. For more information, visit www.alfacell.com.
Safe Harbor
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the company’s ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the company’s periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release.
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